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                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                 PULITZER INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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The following appeared in the St. Louis Post-Dispatch on Wednesday, April 6,
2005:

Pulitzer says SEC will review proxy material

Pulitzer Inc. said Tuesday that the Securities and Exchange Commission intends to review the preliminary proxy material it filed in connection with its proposed sale to Lee Enterprises Inc.

Pulitzer, whose holdings include the Post-Dispatch and the Suburban Journals of Greater St. Louis, didn't cite a reason for the review. "I understand it's not uncommon," said James V. Maloney, a company spokesman.

Pulitzer announced Jan. 30 that it had agreed to a $1.46 billion buyout by Lee, a newspaper chain based in Davenport, Iowa. Pulitzer said the SEC review shouldn't affect plans to complete the deal by the end of June.


Compiled from Associated Press, Bloomberg News and Post-Dispatch reports.


The following was posted on STLtoday.com on Tuesday, April 5, 2005:

Pulitzer: SEC to review proxy statement involving deal with Lee
By Jim Suhr
Associated Press
Tuesday, Apr. 05 2005

ST. LOUIS (AP) -- Federal securities regulators will review Pulitzer Inc.'s preliminary proxy materials tied to the company's plans to be acquired by fellow newspaper publishing Lee Enterprises Inc., Pulitzer announced Tuesday.


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St. Louis-based Pulitzer -- publisher of the St. Louis Post-Dispatch and Arizona
Daily Star -- said in a filing with the Securities and Exchange commission that the SEC plans to review the materials.

Pulitzer shareholders still must approve of the planned $1.46 billion deal, which both companies said they hope to close by the end of June. Scheduling of that vote rests with how quickly the SEC reviews the proxy materials.

Companies file proxy materials with the SEC 10 days before they intend to mail them out. If the SEC plans to review the materials, its staff is given 30 days to comment, after which the company can respond. There is no deadline on how long the review can take, said SEC spokesman John Heine.

The buyout, announced Jan. 31 and also including Lee's assuming $306 million of Pulitzer debt, already has been unanimously endorsed by the boards of both companies.

Davenport, Iowa-based Lee said the acquisition will make the company fourth in numbers of U.S. daily newspapers and seventh in circulation. It will operate 58 dailies in 23 states with combined circulation of 1.7 million daily and 2 million on Sundays.

At least two Pulitzer shareholders have sued to block the buyout, claiming that Lee's offer to pay $64 per share in cash for Pulitzer does not maximize shareholder value. The lawsuits, which name Pulitzer and its board, seek unspecified damages.

Pulitzer's holdings also include a dozen other U.S. dailies, more than 100 weekly newspapers, shoppers, and niche publications, including the Suburban Journals of Greater St. Louis.

Pulitzer chose Lee over Gannett Co., the nation's biggest newspaper publisher whose 101 U.S. newspapers include USA Today.



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Lee and Pulitzer have said the deal would mesh two newspaper publishers with similar cultures and values, beginning with their long histories. Lee is 114 years old and Pulitzer dates to 1878, when Joseph Pulitzer merged the St. Louis Dispatch and the Post.

Lee has 44 daily newspapers in 19 states.

Pulitzer shares slipped 6 cents and closed at $63.64 on Tuesday on the New York Stock Exchange, near the high end of their 52-week range of $43.71 to $65.89. Lee shares rose 17 cents to close at $43.35 on the NYSE, having traded in the range of $42.70 to $49.83 over the past year.


On the Net:

Pulitzer Inc., http://www.pulitzerinc.com

Lee Enterprises, http://www.lee.net




ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.



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STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE
PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.





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